June 20, 2011

U.S. Securities

And Exchange

Commission

100 F Street, NE

Washington, DC  20549-6010

Dear Ladies and Gentlemen:

We have read Item 4.01, and are in agreement with the statements as they related to our firm being made by Desert Hawk Gold Corporation (the “Company”) in Item 4.01 of its Form 8-K date June 20, 2011, captioned “Changes in Registrant’s Certifying Accountant.”  We have no basis to agree or disagree with the other statements contained therein.

/s/ DouglasW. Child

Douglas W. Child, CPA

Child, Van Wagoner & Bradshaw, PLLC